UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2005

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 23, 2005, AGL Resources Inc. announced the promotion of Kevin P. Madden from executive vice president, distribution operations and external affairs to executive vice president, external affairs and R. Eric Martinez from senior vice president, business process initiatives to executive vice president, utility operations.

Mr. Madden, age 53, since July 2005, has served as executive vice president of distribution operations and external affairs where his responsibilities included strategic policy and management oversight of AGL Resources’ regulated gas distribution operations, as well as its Regulatory, Governmental Relations and External Affairs functions. Prior to that, he served as executive vice president, distribution and pipeline operations from April 2002 until July 2005 and as executive vice president, legal, regulatory and government strategy from September 2001 until April 2002. Before joining AGL Resources in September 2001, Mr. Madden served as general counsel and chief legal advisor with the Federal Energy Regulatory Commission (“FERC”), where he oversaw the development and implementation of all legal and regulatory policies before the FERC. Prior to that role, Mr. Madden served in a number of key, senior positions at the FERC, including director, Office of Pipeline Regulation; director, Office of Hydropower Licensing; and deputy director, Office of Markets, Tariffs and Rates. He also served in a number of legal, policy, and management positions at the FERC, including chief of staff. As executive vice president of external affairs, Mr. Madden’s responsibilities will include Regulatory, Governmental Relations and External Affairs functions, including Corporate Communications and Public Affairs.

Mr. Martinez, age 37, since August 2005, has served as senior vice president, business process initiatives and led the AGL Resources business process initiative to integrate the Company’s distribution technology environment. Mr. Martinez drove the technology decisions that will allow AGL Resources to realize the Company’s vision of the virtual distributed workforce. Prior to that, Mr. Martinez served from December 2004 until August 2005 as vice president and general manager of Elizabethtown Gas, a wholly-owned subsidiary of the Company, which was acquired by AGL Resources from NUI in 2004; from August 2003 until December 2004 as senior vice president of engineering and construction at Pivotal Energy Development, a division of AGL Services Company, which is a wholly-owned subsidiary of the Company; from June 2002 until December 2002 as executive vice president and general manager and from December 2002 until August 2003 as chief operating officer of AGL Networks, Inc., a wholly-owned subsidiary of the Company; from October 2000 until June 2002 as vice president, business development of the Company; and from November 1999 until October 2000 as managing director of field operations of Atlanta Gas Light Company, a wholly-owned subsidiary of the Company. Having joined AGL Resources in 1990, Mr. Martinez served in various other positions with increasing responsibility. As executive vice president of utility operations, Mr. Martinez will be responsible for strategic policy and management oversight of the Company’s regulated gas distribution operations, which include six utility subsidiaries that extend from New Jersey to Florida. He is also charged with overseeing the Engineering and Construction as well as Information Technology functions of the Company.

Information concerning compensation arrangements has not yet been determined and will be provided by amendment to this report.

AGL Resources’ press release announcing the above personnel matters is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release, dated November 23, 2005, issued by AGL Resources Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: November 30, 2005	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated November 23, 2005, issued by AGL Resources Inc.